American Software, Inc.
2024 Equity Compensation Plan
(as amended on August 20, 2024)
1.Purpose of the Plan; Introduction. The purpose of the American Software, Inc. 2024 Equity Compensation Plan (the “Plan”) is to aid American Software, Inc., a Georgia corporation (“Company”), and its Affiliates (defined below) in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such employees, directors, consultants and other service providers to exert their best efforts on behalf of Company and its Affiliates by providing incentives through the granting of Awards (defined below). Company expects that it will benefit from the added interest which such key employees, directors, consultants and other service providers will have in the welfare of Company as a result of their proprietary interest in Company’s success.
Company previously established the American Software, Inc. 2020 Equity Compensation Plan (the “2020 Plan”). The 2020 Plan expired on May 29, 2024 and presently no Shares are available for Award; therefore, the Company desires to (i) freeze all future Awards under the 2020 Plan, (ii) adopt this new Plan, (iii) authorize 1,400,000 shares to be reserved under the Plan as of the Effective Date.
2.Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:
“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Affiliate” means with respect to Company, any entity directly or indirectly controlling, controlled by, or under common control with, Company or any other entity designated by the Board in which Company or an Affiliate has an interest. For purposes of this definition, “control” means direct or indirect ownership or control of more than 50% of the voting interests of an entity.

“Award” means any form of Option, SAR, Restricted Stock Unit, Restricted Stock or Performance Share Units granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to terms, conditions, restrictions, and limitations, if any, as the Committee may establish by the Award agreement or otherwise.

“Board” means the Board of Directors of Company.

“Cause” has the meaning set forth in the Participant’s employment agreement, consulting agreement, separation agreement or other similar agreement with Company, as in effect on the date an Award is granted; provided, that if no such agreement or definition exists, unless otherwise specified in the Award agreement, “Cause” means: (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence; (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to Company or any Affiliate; (iv) a plea of guilty or nolo contendere by the Participant to (or conviction of the Participant for the commission of) any felony or any other serious crime involving moral turpitude; (v) a material breach of the Participant’s obligations under any agreement entered into between the Participant and Company or any Affiliate; (vii) a material breach of Company’s written policies or procedures; or (viii) unauthorized acts intended to result in the Participant’s personal enrichment at the material expense of Company or an Affiliate. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of Company.

“Change of Control” means any event which is a “change in control event” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5) or any subsequent regulation or authoritative governmental interpretation of Section 409A(a)(2)(A)(v) of the Code, including any amendments thereto. To the extent consistent with such definition, a Change of Control means a transaction or a series of transactions occurring within any single 12-month period in which:
(a)    any one Person, or more than one Person acting as a group, acquires ownership of stock of Company that, together with stock held by such Person or group, constitutes Majority Shareholder Voting Power, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition;
(b)    a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(c)    any one Person, or more than one Person acting as a group, other than a Person or group of Persons that is related to Company, acquires assets from Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of the assets of Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.
Notwithstanding the foregoing, a Change of Control shall not include any transaction or a series of transactions in which the Class B Common Shares of Company held by any Person holding such shares as of the Effective Date are transferred to one or more members of his or her immediate family, to an entity controlled by any such family member or members or a trust for the benefit of any such family member or members. If Class B Common Shares of Company no longer exist, then the preceding sentence no longer applies. Further, a Change of Control shall not include any transaction or a series of transactions in any acquisition of stock or assets by a Person who owns Majority Shareholder Voting Power prior to such transaction or series of transactions.
Unless otherwise provided in the applicable Award agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change of Control shall be limited to a “change in the ownership of Company,” a “change in the effective control of Company,” or a “change in the ownership of a substantial portion of the assets of Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award agreement shall define a Change of Control in such a manner that a Change of Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change of Control of Company (e.g., upon the announcement, commencement, or shareholder approval of any event or transaction that, if completed, would result in a Change of Control of Company).
“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated full or partial power to act under or pursuant to the provisions of the Plan. The directors appointed to serve on the Committee shall be: (i) “independent” within the meaning of the listing standards of any securities exchange or automated quotation system upon which the Shares are listed or quoted; and (ii) “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Act). However, the mere fact that a Committee member fails to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan.

“Company” has the meaning set forth in Section 1.

“Disability” has the meaning set forth in the Participant’s employment agreement, consulting agreement, separation agreement or other similar agreement with Company or Affiliate, as in effect on the date an Award is granted; provided, that if no such agreement or definition exists, unless otherwise specified in the Award agreement, “Disability” means a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company and/or its Affiliates. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company and/or its Affiliates, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. A Participant (or his or her representative) shall furnish the Committee with proof of the Social Security Administration’s or the provider’s determination.

“Effective Date” means May 30, 2024.

“Employment” (and variations thereof, such as “employed”) means: (i) a Participant’s employment if the Participant is an employee of Company or any of its Affiliates; (ii) a Participant’s service as a consultant or other service provider, if the Participant is a consultant or other service provider to Company or its Affiliates; and (iii) a Participant’s service as an non-employee director, if the Participant is a non-employee member of the Board.

“Fair Market Value” means, on a given date: (i) if there is a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which such Shares are listed or admitted to trading; or (ii) if the Shares are not listed or admitted to trading or quotation on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted); or (iii) if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith pursuant to the reasonable application of a reasonable valuation method under U.S. Treasury Regulation Section 1.409A-1(b)(5)(iv)(B). With respect to (i) and (ii) above, if no sale of Shares has been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

“Good Reason” has the meaning set forth in the Participant’s employment agreement, consulting agreement, separation agreement or other similar agreement with Company or Affiliate, as in effect on the date an Award is granted; provided that if no such agreement or definition exists, unless otherwise specified in the Award agreement, “Good Reason” means, within 18 months following a Change of Control, (i) a material diminution in the Participant’s authority, duties, or responsibilities; (ii) a material diminution in the Participant’s base compensation as in effect on the date of the Change of Control; or (iii) the required relocation of the Participant to a place of work more than 75 miles from the place of work in effect as of the Change of Control, excluding in each case any assignment or action that is remedied by Company or Affiliate within 30 days of receipt of notice from the Participant. Good Reason shall exist only if (x) the Participant notifies Company or Affiliate of the event establishing Good Reason within 90 days of its initial existence, (y) Company is provided 30 days to cure such event and (z) the Participant Separates from Service within 180 days of the initial occurrence of the event.

“ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d).

“Majority Shareholder Voting Power” means either: (i) with respect to the election of members of the Board by the shareholders of Company, the ability to elect a majority of the Board; or (ii) with respect to all other matters, more than 50% of the total voting power of the stock of Company, in both cases taking into account the relative voting power of the Shares and Company’s Class B Common Shares.

“Option” means a stock option granted pursuant to Section 6. An option may be an ISO or a non-qualified stock option.

“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

“Participant” means an employee, director, consultant or other service provider of Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

“Performance Period” has the meaning set forth in Section 9(c).

“Performance Share Units” means any Award granted pursuant to Section 9 that has a value set by the Committee, or that is determined by reference to a valuation formula specified by the Committee, which value the Company may pay to the Participant (by delivery of Shares, cash, or other property as the Committee determines) on achievement of those performance objectives during the relevant Performance Period as the Committee establishes at or after the time of that Award.

“Permitted Holder” means, as of the date of determination, any and all of an employee benefit plan (or trust forming a part thereof) maintained by Company or by any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by Company.

“Person” means a “person” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

“Plan” has the meaning set forth in Section 1.

“Restricted Period” means the period set forth in an Award agreement during which an Award (i) may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, or (ii) is subject to such other restrictions as may be set forth in an Award agreement.

“Restricted Stock” means any Share granted under Section 8.

“Restricted Stock Unit” means a contractual right granted to a Participant under this Plan to receive a Share that is subject to restrictions of this Plan and the applicable Award agreement.

“Retirement” means, unless otherwise defined in the applicable Award agreement, termination of a Participant’s employment with Company or any of its Affiliates based on the Participant’s having attained a mandatory retirement age as established in a written agreement between the Participant and Company or Affiliate.

“Separation from Service” and “Separates from Service” have the meanings ascribed to such terms pursuant to Section 409A of the Code and the regulations promulgated thereunder.

“Shares” means Company’s Class A Common Shares.

“SAR” means a stock appreciation right granted pursuant to Section 7.

“Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 16 Insider” means a Participant who is subject to the reporting requirements of Section 16 as a result of the Participant's position with Company or any Affiliate.

3.Shares Subject to the Plan. Subject to Section 10, the total number of Shares which may be issued under the Plan is 1,400,000, plus (a) any Shares remaining available for issuance under the 2020 Plan, and (b) any Shares subject to awards granted under the 2020 Plan that after the Effective Date cease to be subject to such awards due to cancellation, forfeiture, or expiration of such awards. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards that terminate, forfeit, expire, cancel or lapse without the payment of consideration may be granted again under the Plan. Notwithstanding anything to the contrary contained herein: Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) Shares tendered in payment of an Option or withheld by the Company in payment of the exercise price of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) Shares repurchased by the Company with proceeds received from the exercise of an Option, or (d) Shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award. The Shares available for issuance under the Plan may be authorized and unissued Shares, treasury Shares, or Shares reacquired by the Corporation in any manner.
4.Administration. The Plan shall be administered by the Committee. The Committee shall have discretionary authority to: (a) interpret the Plan; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Persons to become Participants and receive Awards under the Plan; (d) determine whether Awards should be granted singly, in combination, or in tandem; and (e) to make any other determinations and take all actions that it deems necessary or advisable for the proper operation or administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Except as otherwise provided herein, the Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time provided, however, that the Committee shall not be permitted to accelerate or waive any vesting conditions applicable to any Award, except in the event of the Participant’s death, Disability or Retirement or a Change of Control as set forth in Section 10(b). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. In the discretion of the Committee, Awards may be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by Company or with which Company combines. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.
The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of Company under conditions and limitations the Committee may establish; however, only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders.
5.Effective Date and Length of Plan. The Plan shall be effective as of the Effective Date; provided, that the effective date of the Plan and the validity of any and all Awards granted hereunder are contingent upon approval of the Plan by the requisite vote of the shareholders of Company in a manner which complies with Section 422(b)(1) of the Code, the requirements of any national securities exchange on which such Shares are listed or admitted to trading, and the provisions of the corporate charter, bylaws and applicable state law of Company. Unless sooner terminated in accordance with Section 15, the Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than five years after the Effective Date.
6.Options. Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
(a)    Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in assumption or substitution of previously granted awards, as described in Section 4; provided, that such assumption or substitution is described in U.S. Treasury Regulation Section 1.409A-1(b)(5)(v)(D)).
(b)    Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted (or earlier as described in Section

6(d)). Each Award agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
(c)    Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by Company and, if applicable, the date payment is received by Company pursuant to clause (i), (ii), (iii), (iv) or (v) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to Company, to the extent permitted by law: (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised; (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in Shares (as described in (ii) above); (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased plus any and all federal, state, or local taxes and any other levies of any kind required by law to be deducted or withheld with respect to the exercise of the Option; or (v) to the extent the Committee shall approve in the Award agreement, through “net settlement” in Shares. In the case of a “net settlement” of an Option, Company will not require a cash payment of the Option Price of the Option set forth in the Award agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Award agreement. With respect to any remaining balance of the aggregate Option Price, Company shall accept a cash payment. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(d)    ISOs. The Committee may grant to Participants who are employees of Company or any Affiliate Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of Company or of any subsidiary (a “Ten Percent Owner”), unless: (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted; and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either within two years after the date of grant of such ISO or within one year after the transfer of such Shares to the Participant shall notify Company of such disposition and of the amount realized upon such disposition. The aggregate market value (determined at the time the option was granted) of the Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company or any of its Affiliates) shall not exceed $100,000 (or other limit required by the Code); value in excess of such amount shall be treated as nonqualified stock options. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO and if for any reason such Option (or portion thereof) shall not qualify as an ISO then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan. No ISO may be exercisable more than three (3) months after a Participant ceases to be an employee of Company or an Affiliate; except, if termination is due to death or Disability, then no ISO may be exercisable more than one year following termination. In no event shall any member of the Committee, Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.
(e)    Attestation. Wherever in the Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.
(f)    Additional Terms and Conditions. The Committee may, by way of the Award agreement or otherwise, establish other terms, conditions, restrictions, and limitations, if any, on any Option, provided they are not inconsistent with the Plan. Without limiting the generality of the foregoing, Options may not provide for the automatic granting of new options, otherwise known as reload options, at the time of exercise.
7.SARs.
(a)    Grants. The Committee may grant: (i) a SAR independent of an Option; or (ii) a SAR in connection with an Option or a portion thereof. A SAR granted pursuant to clause (ii) of the preceding sentence: (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option; (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine); and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).
(b)    Terms. The exercise price per Share of a SAR shall be an amount determined by the Committee, but in no event shall such amount be less than the Fair Market Value of a Share on the date the SAR is granted (other than in the case of a SAR granted in assumption or substitution of previously granted awards, as described in Section 4; provided, that such assumption or substitution is described in U.S. Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided further, that, in the case of a SAR granted in conjunction with an Option or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each SAR granted independent of an Option shall entitle a Participant upon exercise to an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, multiplied by (ii) the number of Shares covered by the SAR. Each SAR granted in conjunction with an Option or a portion thereof shall entitle a Participant to surrender to Company the unexercised Option, or any portion thereof, and to receive from Company in exchange therefor an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the greater of the exercise price per Share or the Option Price per Share, multiplied by (ii) the number of Shares covered by the Option or portion thereof which is surrendered. The date on which a notice of exercise is received by Company shall be the exercise date. Payment shall be made in cash as set forth in the Award agreement; provided, however, the Award agreement shall not provide for any delay in payment after exercise that would constitute a deferral of compensation with respect to any SAR intended to satisfy the requirements of U.S. Treasury Regulation Section 1.409A-1(b)(5)(i)(B). SARs may be exercised from time to time upon actual receipt by Company of written notice of exercise stating the number of Shares with respect to which the SAR is being exercised.
(c)    Limitations. The Committee may, in its sole discretion, by way of the Award agreement or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan; however, in no event shall a SAR be exercisable more than ten years after the date it is granted. In its sole discretion, the Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of the affected SAR if at that time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of the SAR.
8.Restricted Stock Awards.
(a)    General. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, and the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant. Each such Award granted under the Plan shall be evidenced by an Award agreement. Each such Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
(b)    Award Agreement. Each Participant granted Restricted Stock or Restricted Stock Units shall execute and deliver to Company an Award agreement with respect to the Restricted Stock or Restricted Stock Units, as applicable, setting forth the restrictions and other terms and conditions applicable to such Restricted Stock or Restricted Stock Units, as applicable. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock or Restricted Stock Units, as applicable, the Award shall be null and void.
(c)    Restricted Stock. An Award of Restricted Stock is an Award of actual Shares having a value equal to the Fair Market Value of an identical number of Shares. Subject to the restrictions set forth in the Award agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided, that any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant, upon the release of restrictions on such Shares, in cash or in Shares having a Fair Market Value equal to the amount of such dividends, at the discretion of the Committee. If such Shares are forfeited, the Participant shall have no right to such dividends.
(d)    Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Award agreement evidencing such Award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant or based upon other criteria that the Board may determine appropriate. Unless the applicable Award agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units. Unless otherwise provided in the Award agreement, such payment of Restricted Stock Units as aforesaid shall be made as soon as practicable following the satisfaction of any and all vesting or other conditions or restrictions applicable to such Restricted Stock

Unit but in no event later than March 15 of the calendar year following the calendar year in which such vesting or other condition or restriction, as applicable, is satisfied.
(e)    Restrictions. Restricted Stock and Restricted Stock Units awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (i) the Shares and units shall be subject to the restrictions on transferability set forth in the Award agreement; (ii) the Shares and units shall be subject to forfeiture to the extent provided in the applicable Award agreement; and (iii) to the extent such Shares or units are forfeited, all rights of the Participant to such Shares or units, as applicable, and as a shareholder with respect to such Shares shall terminate without further obligation on the part of Company.
(f)    Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the date the Committee adopts a resolution expressly granting the Award and end at the time or times set forth on a schedule established by the Committee in the applicable Award agreement. Upon the expiration of the Restricted Period with respect to any Shares or units awarded pursuant to a Restricted Award, the restrictions set forth in this Section 8 and the applicable Award agreement shall be of no further force or effect with respect to such Shares or units, as applicable, except as set forth in the applicable Award agreement.
(g)    Legends. Each certificate or computerized or manual entry in the records of Company or its transfer agent (i.e., “book entry” position), if any, representing Restricted Stock awarded under the Plan shall bear a legend in such form as Company deems appropriate.
(h)    Compliance with Law. Notwithstanding any other provision of this Section 8, Awards under this Section 8 may be issued only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. Company and its Affiliates may include shares of Restricted Stock in a registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency.
9.Performance Share Units.
(a)    Grant of Performance Share Units. The Committee may grant Performance Share Units to Participants in those amounts and on those terms, and at any time and from time to time, as the Committee determines.
(b)    Award Agreement. The Performance Share Unit Agreement will set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Share Units granted, the purchase price, if any, to be paid for those Performance Share Units, which may be equal to or less than Fair Market Value of a Share and may be zero, subject to that minimum consideration as applicable law may require, the performance objectives applicable to the Performance Share Units as determined pursuant to Section 28, and any additional restrictions applicable to the Performance Share Units, including continued employment. The Committee will have sole discretion to determine and specify in each Performance Share Unit Agreement whether the Company will settle the Award in the form of all cash, all Shares or any combination of them. Unless and to the extent the Committee specifies otherwise, that settlement will be in the form of Shares, which Shares the Company may grant subject to any restrictions the Company deems appropriate.
(c)    Value of Performance Share Units.  The Committee will establish the initial value of each Performance Share Unit at the time of grant. In addition to any non-performance terms applicable to the Award, the Committee will set performance objectives in its discretion that, depending on the extent to which they are met, will determine the number or value of Performance Share Units that the Company will pay to the Participant. For purposes of this Section 9, the time period during which the performance objectives must be met will be called a “Performance Period.”
(d)    Earning of Performance Share Units. Subject to the Plan’s terms, after the applicable Performance Period has ended, the Participant will be entitled to receive a payout of the number and value of Performance Share Units that the Participant earned over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.
(e)    Shareholder Rights; Dividends, and Other Distributions. A Participant receiving Performance Share Units will not possess voting rights. A Participant receiving Performance Share Units or any other Award that is subject to performance conditions will accrue dividend equivalents on that Award only to the extent provided in the Agreement; provided, however, that (i) any dividend equivalents payable in Shares subject to those Performance Share Units will be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of those dividend equivalents will be included in the Agreement related to the Award and will, to the extent required, comply with the requirements of Code Section 409A.
10.Adjustments upon Certain Events. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a)    Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Shares (other than regular cash dividends) or any similar event, the Committee, without liability to any Person, shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 21) as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 or pursuant to outstanding Awards; provided, that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.
(b)    Change of Control.
(i)    In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee may (subject to Section 21), but shall not be obligated to: (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award; (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options, SARs, Restricted Stock Units and Performance Shares Units, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options, SARs, Restricted Stock Units and Performance Shares Units (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options, SARs, Restricted Stock Units or Performance Shares Units) over the aggregate exercise price of such Options, SARs Restricted Stock Units or Performance Shares Units; (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder, as determined by the Committee in its sole discretion; (D) cancel and exchange any Performance Share Units for which the Performance Period has not expired and exchange such Performance Share Units for a cash payment equal to the product of the value of the Performance Share Unit determined at “Target Performance Level” (100%) and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the Performance Period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the Performance Period; or (E) provide that for a period of at least ten days prior to the Change of Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (B) above, the Committee may cancel the Options, SARs Restricted Stock Units and Performance Shares Units for no consideration if the aggregate Fair Market Value of the Shares subject to such Options, SARs Restricted Stock Units and Performance Shares Units is less than or equal to the aggregate Option Price of such Options or exercise price of such SARs Restricted Stock Units or Performance Shares Units.
(ii)    The Committee may (subject to Section 21), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change of Control, each or any Award or a portion thereof outstanding immediately prior to the Change of Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share subject to such Award in: (A) cash; (B) stock of Company or of a corporation or other business entity a party to the Change of Control; or (C) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change of Control, reduced by the exercise or purchase price per Share, if any, under such Award (which payment may, for the avoidance of doubt, be zero if the per Share exercise or purchase price of an Award is greater than the per Share consideration in connection with the Change of Control). If such determination is made by the Committee, the amount of any such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants with respect to the vested portions of their canceled Awards as soon as practicable following the date of the Change of Control and may be paid with respect to the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
(c)    Repricing. Notwithstanding anything to the contrary herein, without the approval of the shareholders of Company, the Committee shall not provide for any of the following: (i) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price; (ii) the amendment of outstanding Options or SARs to reduce the exercise price thereof; or (iii) the purchase of outstanding unexercised Options or SARs by Company, whether by cash payment or otherwise. This subsection shall not be construed to apply to issuing or assuming a stock option in a transaction to which section 424(a) applies, within the meaning of Section 424 of the Code.
11.Minimum Vesting. With respect to all Awards under the Plan, the vesting period must be a minimum of one year from the date of grant.
12.No Right to Employment or Awards; Termination of Employment. The granting of an Award under the Plan shall impose no obligation on Company or any of its Affiliates to continue the employment of a Participant and shall not lessen or affect Company’s or any of its Affiliates’ right to terminate the employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). If the Company or an Affiliate terminates the Participant's employment for Cause or the Participant terminates employment with the Company and all Affiliates for a reason other than Good Reason, death, or Disability, then, to the maximum extent allowed by applicable law, all unpaid Awards (whether vested or unvested) shall be canceled or forfeited, as the case may be, unless the Participant's Award agreement or employment agreement provides otherwise.

13.Successors and Assigns. The Plan shall be binding on all successors and assigns of Company and the Participants, including, without limitation, the estate of each Participant, the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.
14.Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
15.Amendment or Termination.
(a)    The Committee may amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration, suspension, discontinuation or termination shall be made which: (i) without the approval of the shareholders of Company, would (except as is provided in Section 10) (A) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, (B) result in repricing Options or otherwise increase benefits accruing to Participants, or (C) modify requirements for eligibility; or (ii) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to Company or any Participant). Notwithstanding the foregoing, the Board or the Committee may condition any amendment or modification on the approval of the shareholders of Company if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b) of the Act, (ii) comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) satisfy any other tax, securities, or other applicable law, policy, or regulation.
(b)    To the extent applicable and notwithstanding anything herein to the contrary, the Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and the U.S. Treasury Regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision herein to the contrary, if the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code, the U.S. Treasury Regulations or other interpretative guidance issued thereunder prior to payment to such Participant of such amount, Company may: (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder; and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.
(c)    The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 10) affecting Company, any Affiliate, or the financial statements of Company or any Affiliate, or changes in applicable laws, regulations or accounting principles.
(d)    In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are Employed by Company or any Affiliate outside the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the corporate secretary or other appropriate officer of Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of Company.
16.Tax Withholding. A Participant may be required to pay to Company or any Affiliate, and Company or such Affiliate shall have the right and is hereby authorized to withhold from any Award, any payment due or transfer made under any Award or under the Plan, or any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations with respect to an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may, in its discretion, permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state, local and/or foreign withholding obligations using the maximum statutory withholding rates for such federal, state, local and/or foreign tax purposes, including payroll taxes, as are applicable to the Participant); and/or (b) tendering to Company or an Affiliate Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case as may be required to avoid Company’s or an Affiliate’s incurring an adverse accounting charge and based on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
17.Choice of Law. The Plan shall be governed by and construed in accordance with the federal laws of the United States and the laws of the State of Georgia without regard to conflicts of laws.
18.Severability. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and in either case the remainder of the Plan and any such Award shall remain in full force and effect.
19.Requirements for Issuance. Company will not be obligated to issue, deliver or transfer any Shares pursuant to the Plan or to remove from Shares previously delivered pursuant to the Plan any restrictions or conditions, including conditions that constitute a substantial risk of forfeiture, until: (a) all conditions of the applicable Award agreement have been met or removed to the satisfaction of the

Committee; (b) all other legal matters, including receipt of consent or approval of any regulatory body and compliance with any state or federal securities or other law, in connection with the issuance and delivery of such Shares have been satisfied; (c) the Participant or holder or beneficiary of the Shares or Award has executed and delivered to Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of any state or federal securities or other law; and (d) such issuance would not entitle Company to recover amounts under Section 16(b) of the Act from such Participant or holder or beneficiary of the Shares or Award. The inability of Company to obtain authority from any regulatory body having jurisdiction, if such authority is deemed by Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve Company of any liability with respect to the failure to issue the Shares as to which such requisite authority has not been obtained.
20.Clawback. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to Company: (a) to the extent set forth in any Award agreement; and (b) to the extent that such Participant is, or in the future becomes, subject to: (i) any “clawback” or recoupment policy adopted by Company or any Affiliate, including any policy intending to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise; or (ii) any applicable law which imposes mandatory recoupment, including the Sarbanes-Oxley Act of 2002, under circumstances set forth in such law.
21.Section 409A. Notwithstanding any other provision of the Plan or any Award agreement hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan in a manner that would result in the imposition of an additional tax upon a Participant under Section 409A of the Code. If it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares with respect to any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares with respect to any Award subject to Section 409A of the Code that is linked to the date of the Participant’s Separation from Service shall not be made prior to the date which is six months after the date of such Participant’s Separation from Service from Company and its Affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. Company shall use commercially reasonable efforts to implement the provisions of this Section 21 in good faith; provided, that neither Company, the Committee nor any of Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 21.
22.Awards to Non-Employee Directors. The Board may grant Awards described in Sections 6, 7, 8 and 9 to non-employee directors of Company pursuant to the terms of the Plan. With respect to such Awards, all references in the Plan to the Committee shall be deemed references to the Board.
23.No Right, Title, or Interest in Company Assets. The Plan is intended to constitute an “unfunded” plan for incentive compensation. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a Share certificate in the Participant's name, and, in the case of Restricted Stock or Restricted Stock Units, such rights are granted to the Participant under Section 8 hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, those rights shall be no greater than the rights of an unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or to make payments in lieu of, or with respect to, Plan Awards. However, unless the Committee determines otherwise with the express consent of the affected Participant, the existence of any such trusts or other arrangements is consistent with this “unfunded” status of the Plan.
24.Securities Laws. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act, if applicable. To the extent any provision of the Plan or action by the Committee fails so to comply, if applicable, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
25.Required Written Representations. The Committee may require each person purchasing Shares pursuant to an Option or other Award under the Plan to represent to and agree in writing that the Participant is acquiring the Shares without a view to their distribution. The certificates for Shares may include any legend the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to stop transfer orders and other restrictions the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Share is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to the applicable restrictions. Each Participant is responsible for fully complying with all applicable state and federal securities laws and rules and Company and its Affiliates assume no responsibility for compliance with any such laws or rules pertaining to a Participant's resale of any Shares acquired pursuant to this Plan.
26.Non-exclusive Arrangement. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if required; and those arrangements may be either generally applicable or applicable only in specific cases.
27.Limits on Liability and Indemnification. The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made under the Plan in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to all other rights of indemnification they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, and against all amounts paid by them in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid to them in satisfaction of a judgment in that action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties. Within 60 days after institution of any action, suit or proceeding covered by this Section 27, the Committee member must inform the Company in writing of the claim and offer the Company the opportunity, at its own expense, to handle and defend the matter.
28.Performance Measures.
(a)    In General. The Committee may, in its discretion, include performance objectives in any Award. The Committee may provide for a threshold level of performance below which the Company will pay no amount of Shares or other compensation, and it may provide for the payment of differing amounts of Shares or other compensation for different levels of performance.
(b)    Definitions of Performance Objectives. If the Committee makes an Award subject to a particular performance objective, the Committee will adopt or confirm a written definition of that performance objective at the time the performance objective is established. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the Participant is employed or otherwise supports or that is specific to the Participant or as some combination of them (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations (or a peer group that the Committee determines, which may include non-corporate entities), or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee will also specify, in writing, whether one, all, or some other number of those objectives must be attained.
(c)    Determinations of Performance. For each Award made subject to a performance objective for a Performance Period, the Committee will determine whether the performance objective has been satisfied as soon as administratively practicable following the close of the Performance Period, or as applicable, other period of time during which such performance objective is to be measured. If a performance objective applicable for a Performance Period or such other period of time is not achieved, the Committee in its sole discretion may direct the Company to pay all or a portion of that Award based on those criteria as the Committee deems appropriate.
(d)    Adjustments and Exclusions. In determining whether and to what extent any performance objective has been achieved, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), inventory valuations, real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations, and (ii) the effects of changes in applicable laws, regulations, or accounting principles. To the extent a performance objective is based on the price of a Share, then if there is an Adjustment of Shares as provided in Section 10, the Committee may provide for those adjustments in that performance objective as the Committee determines, in good faith and in the exercise of its reasonable discretion, to be equitably required to prevent dilution or enlargement of the rights of Participants.

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